Exhibit 99.1

REDWOOD TRUST ANNOUNCES DATE OF THIRD QUARTER 2026 FINANCIAL RESULTS WEBCAST AND CONFERENCE CALL

MILL VALLEY, CA – Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, is scheduled to release its third quarter 2026 results on Tuesday, November 3, 2026, after the close of the New York Stock Exchange. In addition, Redwood's senior management team plans to hold a conference call to discuss its third quarter 2026 financial results that same afternoon at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time.

“Against the backdrop of the sharpest quarterly selloff in the 10-year Treasury yield in 32 years, Redwood managed its mortgage pipeline and liquidity decisively, distributing more than $8 billion of mortgage loans through securitizations and whole loan sales during the third quarter, and ended September with approximately $190 million of cash and cash equivalents,” said Christopher Abate, Chief Executive Officer of Redwood Trust. “Additionally, we remain focused on proactively managing our capital structure and intend to continue pursuing opportunistic debt repurchases under our existing authorization. We look forward to discussing our third quarter results, strategic priorities and outlook on our upcoming earnings call.”

Webcast Information

The conference call will be webcast live in listen-only mode through the News & Events section of Redwood Trust’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call.

Conference Call Information

To participate by phone, please dial-in at least 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible domestically or internationally, by dialing 1-877-423-9813 or 1-201-689-8573, respectively. In addition to the aforementioned dial-in information, participants can also access the call, bypassing the live operator and receiving an instant callback, by accessing the callback link on the Investor Relations section of the Company’s website or using the following link (this feature is available 15 minutes prior to the scheduled event): https://callme.viavid.com/viavid/?callme=true&passcode=13721503&h=true&info=company&r=true&B=6.

A replay of the conference call will be available from 9:00 p.m. Eastern Time / 6:00 p.m. Pacific Time on Tuesday, November 3, 2026, through 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on Tuesday, November 17, 2026. To access the replay, dial 1-844-512-2921 domestically or 1-412-317-6671 internationally and enter passcode 13763407.

ABOUT REDWOOD TRUST

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. Redwood Investments also includes RWT Horizons®, our unified technology platform spanning internal AI innovation and strategic investments across the ecosystem, which supports our efforts to develop an AI-first operating model that enables compounding operational leverage and scalable growth. This reflects how we manage and organize our business and may differ from the manner in which our reporting segments are presented for financial reporting purposes. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn

CONTACT

Investor Relations

Phone: 415-384-3822

Email: investorrelations@redwoodtrust.com